United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(25,283,040)
Realized Trading Gain (Loss) on Swaps	(8,407,072)
Unrealized Gain (Loss) on Market Value of Futures	(36,224,490)
Unrealized Gain (Loss) on Market Value of Swaps	(13,045,638)
Dividend Income	11,097
Interest Income	15,919
ETF Transaction Fees	14,000
Total Income (Loss)	$(82,919,224)

Expenses
General Partner Management Fees	$467,309
Brokerage Commissions	175,552
Tax Reporting Fees	122,977
Audit Fees	13,589
NYMEX License Fee	11,683
Legal Fees	10,840
Non-interested Directors' Fees and Expenses	9,684
Prepaid Insurance Expense	7,403
Total Expenses	$819,037
Net Income (Loss)	$(83,738,261)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$897,931,685
Additions (11,800,000 Units)	254,930,289
Withdrawals (8,200,000 Units)	(179,315,050)
Net Income (Loss)	(83,738,261)

Net Asset Value End of Month	$889,808,663
Net Asset Value Per Unit (41,866,476 Units)	$21.25

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612